Exhibit 99.1

              ISSI ANNOUNCES FIRST QUARTER FISCAL YEAR 2006 RESULTS

    SANTA CLARA, Calif., Jan. 30 /PRNewswire-FirstCall/ -- Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the first fiscal quarter ended December 31, 2005.

    Revenue in the first fiscal quarter ending December 31, 2005 was $51.1 million, compared with $61.5 million in the September 2005 quarter and $30.6 million in the December 2004 quarter. The reported net loss of ($3.7) million or ($0.10) per diluted share includes a $3.6 million inventory write-down, a $1.0 million charge for FAS 123R stock option expense, and a $0.2 million charge for a write-down of in-process technology as a result of acquiring additional shares of ICSI. These results compare with a net loss for the December 2004 quarter of $13.3 million or ($0.37) per share on a diluted share basis which included an inventory write-down of $9.6 million or ($0.26) per share.

    "We did see a drop in our DRAM average selling prices during the December quarter," said Jimmy Lee, ISSI's Chairman and CEO. "This hurt the revenue line. However, December 2005 quarterly revenue was 67% greater than December 2004 quarterly revenue as a result of our acquisition of ICSI. We are very pleased with how the acquisition is going and believe we are well-positioned for the future."

    About the Company

    ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications and (iv) automotive electronics. The Company's primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, wireless chipsets, SmartCards and is developing selected non- memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in China, Europe, Hong Kong, India, Korea and Taiwan. Visit our web site at www.issi.com.

    Conference Call

    A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI's conference call via telephone, dial 719-457-2680 by 1:20 p.m. Pacific time. The call will be webcast from ISSI's website at www.issi.com.

    Safe Harbor Statement

    The statements in this press release regarding how the acquisition of ICSI is going and being well-positioned for the future are forward-looking statements that are subject to risks. Our actual results may differ materially from current expectations due to many factors, including our ability to retain the revenue and customers of ICSI, our ability to effectively transfer work assignments from the U.S. to Asia, our ability to reduce operating expenses, de-stabilizing supply and demand conditions in the market place, reductions in average selling prices, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, the level and value of inventory held by OEM customers, or other factors. Furthermore, the purchase accounting and valuation information in this release regarding the acquisition of additional shares of ICSI are preliminary and are subject to further review by the Company, its advisors, and its auditors. The valuation numbers could be changed as a result of further review.

    Stockholders of ISSI are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. ISSI does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances, or new information after this January 30, 2006 press release, or to reflect the occurrence of unanticipated events. Further information that could affect the Company's results is detailed in ISSI's periodic filings with the Securities and Exchange Commission, including its report on Form 10K for the year ended September 30, 2005.

    Consolidated Statement of Operations and Consolidated Balance Sheet to follow.

                        Integrated Silicon Solution, Inc.
                 Condensed Consolidated Statements of Operations
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                    Three Months Ended
                                                                       December 31,
                                                               ---------------------------
                                                                   2005           2004
                                                               ------------   ------------
Net sales                                                      $     51,093   $     30,575
Cost of sales                                                        43,710         36,351
Gross profit (loss)                                                   7,383         (5,776)

Operating expenses:
  Research and development                                            5,626          5,090
  Selling, general and administrative                                 6,478          4,221
  Acquired in-process technology charge                                 175             --
    Total operating expenses                                         12,279          9,311

Operating loss                                                       (4,896)       (15,087)
Interest and other income (expense), net                              1,049            606
Gain on sale of investments                                              --          2,370

Loss before income taxes, minority interest and equity
 in net loss of affiliated companies                                 (3,847)       (12,111)
Provision for income taxes                                               62              1

Loss before minority interest and equity in net loss
 of affiliated companies                                             (3,909)       (12,112)

Minority interest in net loss of consolidated subsidiary                424             95
Equity in net loss of affiliated companies                             (223)        (1,314)

Net loss                                                       $     (3,708)  $    (13,331)

Basic and diluted net loss per share                           $      (0.10)  $      (0.37)
Shares used in per share calculation                                 37,240         36,231

                        Integrated Silicon Solution, Inc.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)

                                                               December 31,    September 30,
                                                                   2005            2005
                                                               (unaudited)         (1)
                                                               ------------    -------------
                           ASSETS
Current assets:
  Cash and cash equivalents                                    $     32,627    $      27,484
  Restricted cash                                                       152              301
  Short-term investments                                             77,346           96,427
  Accounts receivable, net                                           28,686           28,508
  Inventories                                                        69,120           60,468
  Other current assets                                                4,701            3,594

Total current assets                                                212,632          216,782
Investments                                                           7,093            9,182
Property, equipment, and leasehold improvements,
 net                                                                 22,031           21,725
Goodwill                                                             21,561           20,232
Purchased intangible assets, net                                      6,194            6,142
Other assets                                                          9,382           10,053
Total assets                                                   $    278,893    $     284,116

           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt and notes                                    $     12,328    $       6,628
  Accounts payable                                                   37,702           35,705
  Accrued compensation and benefits                                   3,302            2,467
  Accrued expenses                                                    8,429            8,029

Total current liabilities                                            61,761           52,829

Other long-term liabilities                                           1,777            1,793

Total liabilities                                                    63,538           54,622

Minority interest                                                     4,811            6,566

Stockholders' equity:
  Common stock                                                            4                4
  Additional paid-in capital                                        341,933          340,567
  Accumulated deficit                                              (135,443)        (131,735)
  Unearned compensation                                                 (14)             (17)
  Accumulated comprehensive income                                    4,064           14,109

Total stockholders' equity                                          210,544          222,928
Total liabilities and stockholders' equity                     $    278,893    $     284,116

(1)  Derived from audited financial statements.

SOURCE  Integrated Silicon Solution, Inc.
    -0-                             01/30/2006
    /CONTACT: Gary Fischer, Acting CFO of Integrated Silicon Solution, Inc., +1-408-969-4612 or ir@issi.com/
    /Web site:  http://www.issi.com /